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                                  EXHIBIT 10.15



                          BALDWIN PIANO & ORGAN COMPANY

                         1999 MANAGEMENT INCENTIVE PLAN


1. PURPOSE. Baldwin Piano & Organ Company (the "Company") hereby amends and restates the Baldwin Piano & Organ Company 1994 Management Incentive Plan in its entirety, effective as of January 1, 1999, as the Baldwin Piano & Organ Company 1999 Management Incentive Plan (the "Plan"). The purpose of this Plan is to set forth the components of the executive compensation package that the Company may offer from time to time to its executive officers and certain other key management personnel. Such compensation shall directly relate to the performance of the company and of the participant's individual performance and is designed to enhance both the short term and long term profitability of the Company. The Plan also is intended to provide incentives to those participants and to enable the Company and the Company's subsidiaries to attract and retain executive officers and key managerial personnel.

2. ELIGIBILITY. Participation in the Plan shall be limited to the Company's executive officers and other key managerial personnel of the Company or of the Company's subsidiaries. The Company's Executive Compensation Committee (the "Committee") will from time to time determine the employees who may participate in this Plan and the extent to which such persons may participate.

3. COMPENSATION THAT MAY BE AWARDED UNDER THE PLAN. In the Committee's discretion and in addition to any other benefits that the Company may offer to its employees (e.g. benefits relating to health care, vacation, deferred compensation, retirement, etc.), the compensation that may be awarded to eligible employees pursuant to this Plan may consist of any one or more of the following elements: (a) base salary, (b) annual cash bonus, (c) stock options and (d) restricted shares of the Company's common stock.

4. BASE SALARY. Subject to approval by the Committee, the Company shall establish an annual base salary for each participant in the Plan. In the discretion of the Company, such annual salary may, but need not, be increased or decreased each year depending primarily on the participant's individual performance and secondarily upon the Company's performance. The Company and the Committee may consider any and all such factors as it or they deem relevant in adjusting each individual's base salary.

5. BALDWIN VALUE ADDED BONUS

   (a) DEFINITIONS. As used in this Section of the Plan, the following terms, when capitalized, shall have the following meanings:


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                  (1) "AVERAGE ANNUAL BVA" with respect to the 1999 calendar year, means the BVA for 1998, and, unless modified by the Committee, with respect to every calendar year thereafter, means the average BVA for all calendar years from and including 1998.

                  (2) "BENEFICIAL OWNER" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

                  (3) "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

                  (4) "BVA" is an estimate of the true economic profit of the Company after subtracting the cost of capital, shall be determined each calendar year by the Committee, and shall generally be determined on the basis of the following formula:

                  BVA = NOPAT - (Cost of Capital x Economic Capital)

NOPAT, Cost of Capital and Economic Capital are defined in the Baldwin Value Added (BVA) Manual dated February, 1999, as it may be amended.

                  (5) "BVA BONUS" for any calendar year, means the award for a participant determined by multiplying a participant's BVA Factor by Incentive BVA.

                  (6) "BVA FACTOR" for any calendar year, means a participant's percentage of Incentive BVA determined each year by the Committee.

                  (7) "CAUSE" shall mean the occurrence of any one of the following:

                           (i) the willful and continued failure by a
participant to substantially perform his/her duties (other than any such failure resulting from the participant's disability), after a written demand for substantial performance is delivered to the participant that specifically identifies the manner in which the Company, or any of its subsidiaries, as the case may be, believes that the participant has not substantially performed his/her duties, and the participant has failed to remedy the situation within ten (10) business days of receiving such notice;

                           (ii) the participant's conviction for committing a
felony in connection with the employment relationship; or

                           (iii) the willful engaging by the participant in
gross misconduct materially and demonstrably injurious to the Company or any of its subsidiaries. However, no act, or failure to act, on the participant's part shall be considered "willful" unless done, or omitted to be done, by the participant not in good faith and without reasonable belief that his/her action or omission was in the best interest of the Company or any of its subsidiaries.


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                  (8) "CHANGE IN CONTROL" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                           (i) any Person (other than a trustee or other
fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, or a corporation owned directly or indirectly by the common shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities;

                           (ii) individuals who at the beginning of any one-year
period constitute the Board and any new director, whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board at the end of such period; or

                           (iii) the shareholders of the Company approve (A) a
plan of complete liquidation of the Company; or (B) an agreement for the sale or disposition of all or substantially all the Company's assets; or (C) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted of voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding after such merger or consolidation.

However, in no event shall a Change in Control be deemed to have occurred, with respect to a participant, if the participant is part of a purchasing group which consummates the Change in Control transaction. The participant shall be deemed "part of a purchasing group..." for purposes of the preceding sentence if the participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than 5% of the voting securities of the purchasing company or (ii) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the nonemployee continuing members of the Board).

                  (9) "EXCESS BVA" for any calendar year, means the amount by which the BVA for the year exceeds Average Annual BVA.

                  (10) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

                  (11) "INCENTIVE BVA" for any calendar year means the portion of the Excess BVA allocated by the Board to provide BVA Bonuses under the terms of the Plan.

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                  (12) "PERSON" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

                  (13) "YEARS OF PARTICIPATION" means the calendar year for which the participant's initial BVA Bonus is awarded and each calendar year thereafter.

         (b) AWARD OF BVA BONUS. In the discretion of the Committee, a participant in the Plan may be granted the right to receive a BVA Bonus based upon a BVA Factor determined by the Committee for the participant multiplied by the Incentive BVA for the year. To the extent practical, the participant's BVA Factor shall be established prior to the commencement of each calendar year unless otherwise approved by the Committee. No BVA Bonus shall be payable under this Plan with respect to any calendar year in which there is no Excess BVA for the year.

         (c) PAYMENT OF BVA BONUS. Subject to the provisions on Acceleration of Payment at Subsection (d) below and the provisions on Forfeiture of BVA Bonus at Subsection (e) below, any BVA Bonus with respect to a calendar year shall be paid as follows:

                  (1) CASH PORTION. Sixty percent (60%) (or such other percentage as established by the Committee from year to year) of a participant's BVA Bonus for a calendar year shall be paid in cash to such participant as soon as administratively feasible after the end of such calendar year if such participant is employed with the Company, or any of the Company's subsidiaries, on the last day of such calendar year.

                  (2) DEFERRED PORTION. The payment of forty percent (40%) (or such other percentage as established by the Committee from year to year) of a participant's BVA Bonus shall be deferred and paid as follows:

                           (i) One half (1/2) of the deferred portion of a
participant's BVA Bonus with respect to a calendar year, as adjusted in accordance with Subsection (c)(3) below, shall be paid as soon as administratively feasible after the first anniversary of the last day such calendar year, and

                           (ii) One half (1/2) of the deferred portion of a
participant's BVA Bonus with respect to such calendar year, as adjusted in accordance with Subsection (c)(3) below, shall be paid as soon as administratively feasible after the second anniversary of the last day such calendar year.

                  (3) EARNINGS ON DEFERRED PORTION. The deferred portion of the BVA Bonus with respect to a calendar year shall be deemed to have been invested in Company common stock on a phantom stock basis as of the first day of the calendar year following such calendar year and the Committee shall adjust the deferred portion of the BVA in a manner it determines is appropriate to reflect increases (or decreases) in value, dividends, and any other capital adjustments with respect

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to the actual outstanding shares of Company common stock until such amount is paid in accordance with Subsection (c)(2) above.

         (d) ACCELERATION OF PAYMENT. Notwithstanding any provision to the contrary contained herein, the following events shall accelerate of the payment of the deferred portion of any BVA Bonus that has not yet been paid to a participant:

                  (1) CHANGE IN CONTROL. In the event of a Change in Control of the Company, the deferred portion of any BVA Bonus shall not thereafter be forfeitable under Subsection (e) below, shall be adjusted in accordance with Subsection (c)(3) above through the date of the Change in Control, and shall be paid in cash to the participant as soon as administratively feasible after such Change in Control.

                  (2) DEATH. In the event of the death of a participant, the deferred portion of any BVA Bonus shall be adjusted in accordance with Subsection (c)(3) above through the date of the participant's death, and shall be paid in cash to the participant's beneficiary as soon as administratively feasible after such death.

                  (3) DISABILITY. In the event of the participant becomes disabled, as determined by the Committee, the deferred portion of any BVA Bonus shall be adjusted in accordance with Subsection (c)(3) above through the date the Committee determines that the participant is disabled, and shall be paid in cash to the participant as soon as administratively feasible after such determination of disability.

         (e) FORFEITURE OF BVA BONUS. If a participant is not employed by the Company, or any of the Company's subsidiaries, on the last day of the calendar year for which the participant has been awarded a BVA Bonus, the participant shall forfeit the entire BVA Bonus for that year, including both the cash portion and the deferred portion. Subject to Subsection (d)(3) above, if prior to the completion of three (3) Years of Participation, a participant either voluntarily terminates his employment with the Company, and all of the Company's subsidiaries, or is terminated for Cause, the deferred portion of any BVA Bonus that has not yet been paid to the participant shall be forfeited.

6. INCENTIVE STOCK OPTIONS. In the discretion of the Committee, a participant in the Plan may be granted incentive stock options pursuant to the Company's 1994 Incentive Stock Option Plan in accordance with the terms and conditions set forth in that plan. Such grants shall be made no more frequently than annually and will be based primarily upon the participant's performance and level of responsibilities within the Company. The Committee shall also consider the performance of the Company in determining whether stock option grants should be awarded and the size of the awards.

7. AWARDS OF RESTRICTED SHARES OF COMMON STOCK. In the discretion of the Committee, a participant in the Plan may be granted the right to receive awards of restricted shares of the Company's Common Stock pursuant to the Company's 1994 Long Term Incentive Plan in accordance with the terms and conditions set forth in that plan. Such grants shall be made no more

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frequently than once every three years to such plan participants and the awards will be based upon the Company's total shareholder returns and the participant's level of responsibilities within the Company.

8. AWARDS UNDER OMNIBUS STOCK PLAN. A participant in the Plan may be granted incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, performance units and performance shares pursuant to the Company's 1998 Omnibus Stock Plan in accordance with the terms and conditions set forth in that plan.

9. DURATION OF PLAN; AMENDMENTS. This plan shall become effective upon approval by the Company's Board of Directors and shall continue until terminated by the Company's Board of Directors. Neither the expiration nor the termination of this Plan shall affect any compensation award theretofore made hereunder. The Board may from time to time amend this Plan and any amendment of this Plan shall apply to all awards made on or after the date of such amendment.

10. EFFECT ON EMPLOYMENT. Nothing contained in this Plan or in any other plan contemplated or referred to herein shall give, or be construed as giving, to any participant the right to be retained in the employ of the Company or of any of the Company's subsidiaries nor create any obligation on the part of the Company to continue the employment of any participant.

11. OTHER INCENTIVE PLANS. The adoption of this Plan does not preclude the adoption by appropriate means of any other incentive plan for employees of the Company or its subsidiaries, whether or not such employees are eligible to participate in this Plan.

12. NO RIGHTS GRANTED; UNIFORMITY. No person shall have any claim or right to any award under this Plan or in any other plan contemplated or referred to herein. Neither the Company nor the Committee has any obligation to treat all participants uniformly and awards may vary with respect to each participant as the Company or the Committee deems appropriate in its sole discretion.

13. PLAN ADMINISTRATION. This Plan and all other plans contemplated or referred to herein shall be administered by the Committee, or if no Committee has been appointed by the Company's Board of Directors, shall be administered by the Board. The Committee shall have full power to administer and interpret this Plan and all other plans contemplated or referred to herein. In making any compensation decisions, the Committee shall be entitled to rely on opinions, reports, or statements of officers or employees of the Company and its subsidiaries and of counsel, public accountants and other professional or expert persons. Notwithstanding anything in this Plan or in any other plan to the contrary, the Committee may from time to time delegate authority to appropriate officers of the Company to make compensation decisions and awards with respect to eligible employees other than the Company's executive officers. All actions of the Committee shall be subject to the approval of the Board.

14. NOTICES. All notices given, made, delivered, or transmitted to a participant by the Company shall be deemed duly given when mailed first class mail, postage prepaid, and addressed to the

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participant at the address last appearing on the records of the Company. A participant may change the address as shown on the records of the Company by giving written notice thereof to the Company.

15. GOVERNING LAW. This Plan and all other plans contemplated or referred to herein, and the actions taken in connection thereto, shall be governed and construed in accordance with the laws of the State of Ohio.



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